Exhibit 10.2

TERMINATION OF EXCLUSIVE LICENSE AGREEMENT

THIS TERMINATION OF EXCLUSIVE LICENSE AGREEMENT (this “Agreement”), is entered into and effective as of June 15, 2021 (the “Effective Date”), by and between SG BLOCKS, INC., a Delaware corporation (“Licensor”) and CPF GP 2019-1, LLC, a Delaware limited liability company (“Licensee”). The Licensor and the Licensee are referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Licensor and Licensee are parties to that certain Exclusive License Agreement, dated October 3, 2019, as amended by that certain Amendment No. 1 to Exclusive License Agreement, dated October 17, 2019 (collectively, the “License Agreement”);

WHEREAS, Licensor and Licensee, together with Capital Plus Financial, LLC, a Texas limited liability company, are parties to that certain Settlement and Mutual Release Agreement, dated as of even date herewith (the “Settlement Agreement”), pursuant to which Licensor and Licensee have agreed to a final settlement (the “Settlement”) of certain disputes that exist between Licensor and Licensee regarding the License Agreement;

WHEREAS, pursuant to the Settlement Agreement, and in furtherance of the Settlement, Licensor and Licensee have agreed to execute and deliver this Agreement in order to terminate the License Agreement; and

WHEREAS, the Licensor and Licensee mutually desire to terminate the License Agreement subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Agreement, the Settlement Agreement, the Assignment Agreement (as defined in the Settlement Agreement), and the Letter Agreement (as defined in the Settlement Agreement), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties, intending to be legally bound, hereby agree as follows:

1. CAPITALIZED TERM. Any capitalized term used in this Agreement but not defined in this Agreement shall have the meaning ascribed to such term in the Settlement Agreement, and, if such term is not defined in the Settlement Agreement, such term shall have the meaning ascribed to such term in the License Agreement.

2. TERMINATION OF LICENSE AGREEMENT. The License Agreement is hereby terminated effective as of the Effective Date, and, as of the Effective Date, is of no further force or effect. Neither the Licensor nor Licensee shall have any further, additional, or continuing rights, obligations, responsibilities, or duties with respect to the License Agreement, including, without limitation, any obligations for the payment of any Royalty, fees, or other amounts.

3. ACKNOWLEDGMENT. Licensor and Licensee hereby acknowledge and agree that as of the Effective Date, no further payments (with respect to any Royalty or otherwise) will be due or owing from the Licensee to the Licensor under the License Agreement. In lieu of any payments which may have been due or owing from Licensee to Licensor under the License Agreement, the Licensor has agreed to accept the assignment of the Redemption Consideration pursuant to the Assignment Agreement (as defined in the Settlement Agreement) in full and complete satisfaction thereof.

4. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

5. ENTIRE AGREEMENT. This Agreement, together with the Settlement Agreement, Assignment Agreement (as defined in the Settlement Agreement), Redemption Agreement Amendment (as defined in the Settlement Agreement), and Letter Agreement (as defined in the Settlement Agreement), constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings (whether written or oral) relating to the subject matter hereof or thereof, and there are no agreements, understandings, warranties, representations, or covenants of the Parties hereof or thereof other than those set forth in this Agreement, the Settlement Agreement, the Assignment Agreement (as defined in the Settlement Agreement), the Redemption Agreement Amendment (as defined in the Settlement Agreement), or the Letter Agreement (as defined in the Settlement Agreement).

6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws principles.

7. FURTHER ASSURANCES; NECESSARY ACTIONS. The Parties agree to sign, execute, and deliver, or cause to be signed, executed, and delivered, and to do or make, or cause to be done and made, upon the written request of the other Party, any and all agreements, instruments, papers, documents, waivers, acts, or things, supplemental, confirming, or otherwise, as may be reasonable requested to effect the purpose and intent of this Agreement.

8. SEVERABILITY. If any term or provision of this Agreement or the application thereof under certain circumstances is declared invalid, illegal, or unenforceable by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or any other application thereof.

9. HEADINGS AND CAPTIONS. The headings and captions set forth in this Agreement are for convenience and reference only and shall not be used in interpreting or construing this Agreement.

10. RECITALS. The recitals to this Agreement are incorporated in, and made a part of, this Agreement.

11. COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including, ..pdf), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

[Signatures appear on the following pages]

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties have mutually executed and delivered this Agreement as of the Effective Date.

LICENSOR:

SG BLOCKS, INC.

By:	/s/ Paul Galvin
Name:	Paul Galvin
Title:	Chairman and CEO

LICENSEE:

CPF GP 2019-1 LLC

By:	/s/ Greg Jacobson
Name:	Greg Jacobson
Title:	Manager

3